Exhibit 23.2



         CONSENT OF PRIOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-113094 on Form S-8 and Post Effective Amendment No. 1 to Registration Statement No. 333-113094 on Form S-8 of our report dated October 12, 2005, relating to the consolidated financial statements and schedule of Bioenvision, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Bioenvision, Inc. for the year ended June 30, 2006.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 8, 2006